As filed with the Securities and Exchange Commission on December 12, 1997

                                                       Registration No. 33-97826
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             STARBUCKS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

           WASHINGTON                                    91-1325671
     (State or Other Juris-                           (I.R.S. Employer
    diction of Incorporation)                          Identification
                                                          Number)

                            2401 UTAH AVENUE SOUTH
                           SEATTLE, WASHINGTON 98134
                                (206) 447-1575
    (Address, Including Zip Code, and Telephone Number, Including Area Code
                 of Registrant's Principal Executive Offices)

                                 SHELLEY LANZA
     SENIOR VICE PRESIDENT, LAW AND CORPORATE AFFAIRS AND GENERAL COUNSEL
                             STARBUCKS CORPORATION
                            2401 UTAH AVENUE SOUTH
                           SEATTLE, WASHINGTON 98134
                                (206) 447-1575
      (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent for Service)
                                   ________

                                  Copies to:
                              G. SCOTT GREENBURG
                          PRESTON GATES & ELLIS, LLP
                             5000 COLUMBIA CENTER
                               701 FIFTH AVENUE
                           SEATTLE, WASHINGTON 98104

                               STEPHEN M. GRAHAM
                                 PERKINS COIE
                               1201 THIRD AVENUE
                                  40TH FLOOR
                           SEATTLE, WASHINGTON 98104

================================================================================

                         DEREGISTRATION OF SECURITIES

     The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement No. 33-97826 solely for the purpose of removing from registration the 4.25% Convertible Subordinated Debentures due 2002 of the Registrant. As of November 10, 1997, all such debentures had been converted into shares of the Registrant's common stock, no par value per share, or redeemed for cash. This Post-Effective Amendment No. 1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 11th day of December, 1997.

                                      STARBUCKS CORPORATION

                                      By:  /s/ Orin C. Smith
                                           -------------------------------------
                                           Orin C. Smith
                                           president and chief operating officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on December 11, 1997.

SIGNATURE                             TITLE

/s/ Howard Schultz                    chairman and chief executive officer
-------------------------------
Howard Schultz*


/s/ Orin C. Smith                     president and chief operating officer
-------------------------------
Orin C. Smith


/s/ Michael Casey                     executive vice president, chief
-------------------------------       financial officer and
Michael Casey*                        chief administrative officer
                                      (principal accounting officer and
                                      principal financial officer)

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

/s/ Jeffrey H. Brotman                director
------------------------------
Jeffrey H. Brotman*

/s/ James G. Shennan, Jr.             director
------------------------------
James G. Shennan, Jr.*

/s/ Craig J. Foley                    director
------------------------------
Craig J. Foley*

/s/ Arlen I. Prentice                 director
------------------------------
Arlen I. Prentice*

                                      director
------------------------------
Barbara Bass


*By Orin C. Smith as Attorney-in-Fact

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